Exhibit 14


                              COMMUNITY BANKS, INC.
                                 CODE OF ETHICS
                                     FOR THE
               CHIEF EXECUTIVE OFFICER AND FINANCIAL PROFESSIONALS


     This Code of Ethics for the Chief Executive Officer and Financial Professionals is applicable to the Corporation's chief executive officer, chief financial officer, principal accounting officer, and other designated senior officers. It is designed to deter wrongdoing and promote certain goals deemed vital to the integrity of the Corporation. Community Banks, Inc. expects these officers to avoid conflicts of interest, the appearance of conflicts of interest, and any violations of fiduciary responsibilities and duties. In addition, they are expected to adhere to the highest standards of professional and personal integrity and comply with all applicable laws, rules, and regulations. Specifically, the Corporation requires adherence to:

     Honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships.

     Full, fair, accurate, timely, and understandable disclosure in reports and documents that Community Banks, Inc. files with, or submits to, the Securities and Exchange Commission and other regulators and in other other public communications made by the Corporation.

     Compliance with applicable governmental laws, rules, and regulations.

     Reasonable measures to protect the confidentiality of the Corporation's and its customers' non-public information.

     Prohibition from taking any action, direct or indirect, to fraudulently coerce, influence, mislead, or manipulate the Corporation's internal auditors, regulators, or independent public accountants.

     Prompt internal reporting of violations of this code to the Corporation's Audit Committee as well as a senior representative of the Corporation's independent public accountants.

     Accountability for compliance with this code. Failure to observe the terms of this Code of Ethics could result in disciplinary action to include termination of employment as well as violations of law and may result in civil and criminal penalties.


     This Code of Ethics is intended to supplement and not replace other policies relating to code of conduct.

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Community Banks, Inc. Code of Ethics, Continued
-----------------------------------------------


Personal  Commitment  to  Community  Banks,  Inc.  Code of Ethics  for the Chief
     Executive Officer and Financial Professionals


     I acknowledge that I have read and fully understand the Community Banks, Inc. Code of Ethics for the Chief Executive Officer and Financial Professionals. I understand that this does not constitute an employment contract.




     Signature of Chief Executive Officer:       /S/  Eddie L. Dunklebarger
                                                ---------------------------

                                    Date :      December 18, 2003
                                                -----------------


     Signature of Chief Financial Officer:      /S/  Donald F. Holt
                                                -------------------

                                    Date :      December 18, 2003
                                                -----------------

     Signature of Principal Accounting Officer: /S/  Donald F. Holt
                                                -------------------

                                    Date :      December 18, 2003
                                                -----------------

     Signature(s) of Other Senior Officer(s):   /S/ Jeffrey M. Seibert
                                                ----------------------

                                    Date :      December 22, 2003
                                                -----------------

                                                /S/  Robert W. Lawley
                                                ---------------------

                                    Date :      December 23, 2003
                                                -----------------

                                                /S/  Anthony N. Leo
                                                -------------------

                                    Date :      December 29, 2003
                                                -----------------



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